Exhibit 99.906CERT

                                  CERTIFICATION

      Jill T. McGruder, Chief Executive Officer, and Terrie A. Wiedenheft, Chief Financial Officer of Touchstone Tax-Free Trust (the "Registrant"), each certify to the best of her knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2006 (the "Form N-CSR") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                           Chief Financial Officer
Touchstone Tax-Free Trust                         Touchstone Tax-Free Trust


/s/ Jill T. McGruder                              /s/ Terrie A. Wiedenheft
----------------------------                      ----------------------------
Jill T. McGruder                                  Terrie A. Wiedenheft
Date: March 9, 2007                               Date: March 9, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.